UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

SENSATA TECHNOLOGIES HOLDING PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street

Attleboro, Massachusetts 02703, United States

(Address of Principal executive offices, including Zip Code)

+1(508) 236 3800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Safe Harbor Statement

This Current Report on Form 8-K (“Form 8-K”) is being filed by Sensata Technologies Holding plc (the “Company”), a public limited company incorporated under the laws of England and Wales, which, collectively with its wholly owned subsidiaries, is referred to herein as “Sensata,” “we,” “our,” or “us.” Statements in this Form 8-K that are not historical facts, such as those identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions, are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the use of proceeds from the sale and issuance of the Additional Notes (as defined below). By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, changes in our strategic priorities, unanticipated demands on our capital resources, new opportunities that may arise, such as acquisition opportunities, and other decisions we may make regarding the deployment of capital. Detailed information about these and other risks is included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other reports filed with the Securities and Exchange Commission. Because actual results could differ materially from our intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this Form 8-K with caution. Except as required by applicable law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 8.01	Other Events.

On April 8, 2021 (the “Closing Date”), Sensata Technologies, B.V. (“STBV”), an indirect, wholly owned subsidiary of the Company, completed the issuance and sale of an additional $250.0 million in aggregate principal amount of STBV’s 4.000% senior notes due 2029 (the “Additional Notes”). The Additional Notes were priced at 100.75%.

The Company intends to use the net proceeds from the issuance and sale of the Additional Notes for general corporate purposes, which may include working capital, capital expenditures, the acquisition of other companies, businesses or assets, strategic investments, the refinancing or repayment of debt, and share repurchases.

The Additional Notes were issued pursuant to the Indenture, dated as of March 29, 2021, among STBV, the guarantors named therein (the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 8, 2021 (the “Supplemental Indenture”), among STBV, the Guarantors and the Trustee. The Additional Notes are consolidated and form a single class with the $750.0 million aggregate principal amount of these notes that were issued by STBV on March 29, 2021 (the “Initial Notes”). The Additional Notes have the same terms as the Initial Notes, other than with respect to the date of issuance and the issue price.

The offer and sale of the Additional Notes have not been registered under the Securities Act of 1933, as amended, and, unless so registered, the Additional Notes may not be offered or sold in the United States without an applicable exemption from the registration requirements of that act.

A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein. The description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of April 8, 2021, among Sensata Technologies B.V., the Guarantors named therein, and The Bank of New York Mellon, as Trustee.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHONOLOGIES HOLDING PLC

	By:	/s/ Maria Freve
Date: April 9, 2021		Name: Maria Freve
Title: Vice President and Chief Accounting Officer